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                                                                    EXHIBIT 4(B)

                                FIRST AMENDMENT
                                      TO
                               CREDIT AGREEMENT

     THIS FIRST AMENDMENT (this "Amendment") dated as of April __, 1998 is entered into by and among Material Sciences Corporation, a Delaware corporation (the "Company"), the lenders who are party to the Credit Agreement referred to below (the "Banks"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as Agent for the Banks (herein, in such latter capacity, the "Agent").

                              W I T N E S E T H:
                              -----------------

     WHEREAS, the Company, the Banks and the Agent are parties to a certain Credit Agreement dated as of December 12, 1997 (the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

     WHEREAS, the Company desires to amend the Credit Agreement in certain respects relating to Revolving Loan availability; and

     WHEREAS, subject to the terms and conditions set forth herein the Agent and the Banks are willing to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Company, the Agent and the Banks hereby agree as follows:

     Section 1.     Amendment.

     In reliance on the Company's warranties set forth in Section 2 below, as of
                                                          ---------
the date hereof the Credit Agreement is hereby amended as follows:

          (a) The definition of "Combined Commitment" set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Combined Commitment" means $90,000,000 or such lesser amount to
                 -------------------
          which it may be reduced pursuant to Section 2.5."
                                              -----------

          (b) Section 2.5 of the Credit Agreement is amended to read in its entirety as follows:
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               "2.5  Voluntary Termination or Reduction of Commitments.  The
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          Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Combined Commitment, or permanently reduce the Combined Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $500,000 in excess thereof; unless, after giving
                                                         ------
          effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the Combined Commitment then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Combined Commitments may not be increased. Any reduction of the Combined Commitment shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Combined Commitment shall be applied to reduce the L/C Commitment. All accrued Commitment Fees and letter of credit fees to, but not including, the effective date of any reduction or termination of Combined Commitment, shall be paid on the effective date of such reduction or termination."

          (c) Clause (a) of Section 8.5 of the Credit Agreement is amended to read in its entirety as follows:

               "(a)(i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents and (ii) other Indebtedness of the Company owed to any Bank individually; provided, that in the case of Indebtedness
                                    --------
          permitted by the foregoing clause (ii) the aggregate principal amount of all such Indebtedness shall in no event exceed $10,000,000 at any time outstanding."

Section 2.     Warranties.

     To induce the Agent and the Banks to enter into this Amendment, the Company warrants to the Agent and the Banks as of the date hereof that:

          (a) The representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

          (b)  No Default or Event of Default has occurred and is continuing.

Section 3.     GENERAL.

          (a) As hereby modified, the Credit Agreement shall remain in full force and

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     effect and is hereby ratified, approved and confirmed in all respects.

          (b) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent and each Bank.

          (c) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

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Delivered at Chicago, Illinois, as of the date and year first above written.

                                       MATERIAL SCIENCES CORPORATION

                                       By:_____________________________________
                                       Title:__________________________________


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Agent

                                       By:_____________________________________
                                       Title:__________________________________


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Issuing Bank

                                       By:_____________________________________
                                       Title:__________________________________


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Bank

                                       By:_____________________________________
                                       Title:__________________________________


                                       THE NORTHERN TRUST COMPANY

                                       By:_____________________________________
                                       Title:__________________________________

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     The undersigned hereby acknowledge the foregoing and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                                       MSC PRE FINISH METALS INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC PRE FINISH METALS (EGV) INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC PRE FINISH METALS (MV) INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC PRE FINISH METALS (MT) INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC LAMINATES AND COMPOSITES INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC LAMINATES AND COMPOSITES (EGV) INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC WALBRIDGE COATINGS INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC SPECIALTY FILMS INC.

                                       By:_____________________________________

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                                       Title:__________________________________

                                       MSC PINOLE POINT STEEL INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       SOLAR-GARD INTERNATIONAL, INC.

                                       By:_____________________________________
                                       Title:__________________________________

                                       MSC PRE FINISH METALS (PP) INC.

                                       By:_____________________________________
                                       Title:__________________________________

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